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                                                                    EXHIBIT 99.1

[PARK NATIONAL CORPORATION LOGO]          N E W S   R E L E A S E




Media contacts:

Bethany White, Comm. Specialist 740.349.3754
Jerry Nethers, VP Marketing, 740.349.3710
Dan DeLawder, President, 740.349.3746

November 15, 2004                                         FOR IMMEDIATE RELEASE

             PARK NATIONAL CORPORATION ANNOUNCES LEADERSHIP CHANGES

NEWARK, OHIO -- The Park National Corporation (PRK) and The Park National Bank
(PNB) boards of directors announced today several changes in governance and leadership.

HOWARD E. LEFEVRE announced his plan to resign from the PRK board at the end of this year. He plans to continue serving as a PNB board member, a position he has held since 1956.

"We'll miss Howard's insight, perspective and the keen business sense he brought to the corporation board of directors. As an original member of our holding company board, he helped guide our growth from two banks in 1986, with approximately $500 million in total assets, to a company that will soon include 12 community banks and two specialty finance companies that operate in 28 counties with well over $5 billion in combined assets. We are delighted he is willing to continue serving the bank as a director," said C. Daniel DeLawder, president of PRK and PNB.

The PRK board subsequently elected F. WILLIAM ENGLEFIELD IV and MICHAEL J. MENZER as board members, effective January 1, 2005. Both will continue serving on the PNB board.


Mr. Englefield is president of Englefield Oil Co. and has been a PNB board member since 1994. He is very active in industry trade organizations. Mr. Menzer, president of Northstreet Partners, Inc., joined the bank board in 1999 and also serves on the board of The Works.

The PNB board elected ROBERT E. O'NEILL as a new director. Mr. O'Neill is president of Southgate Corporation, and his appointment is effective December 1, 2004.

Both boards also took action addressing the leadership of the bank and the corporation.

DAVID L. TRAUTMAN (executive vice president of PNB) was named president of PRK and PNB, and he joins the corporation as a director in addition to continuing as a director of the bank. C. DANIEL DELAWDER replaces WILLIAM T. MCCONNELL as chairman and continues as chief executive officer and director of both. Mr. McConnell will continue serving as director and chairman of the executive committee for PRK and PNB. The leadership changes become effective on January 1, 2005.

"These moves parallel past leadership transition practices at Park," Mr. McConnell said. "Careful planning for management succession is a tradition at Park National. We believe it is an important element of our success. These changes reflect continuity and consistency which serve our shareholders and communities so well."

About David L. Trautman:
------------------------

Mr. Trautman joined PNB in 1983 following graduation from Duke University. He earned an MBA, with honors, from The Ohio State University after joining the bank. Like Mr. DeLawder and Mr. McConnell before him, Mr. Trautman's first position was as a management trainee, where he had the



                            PARK NATIONAL CORPORATION
                     50 N. THIRD STREET, NEWARK, OHIO 43055
                            WWW.PARKNATIONALCORP.COM


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[PARK NATIONAL CORPORATION LOGO]          N E W S   R E L E A S E


opportunity to gain experience in several areas of the bank before being assigned to the Columbus office of PNB in 1984.

He managed the Columbus Office from 1992 until 1997, when he and his family moved to Mount Vernon, where he served as president of a Park affiliate, First-Knox National Bank until 2002. Mr. Trautman then transferred back to PNB as executive vice president and board member.

Mr. Trautman is a member of the campaign cabinet of United Way of Licking County, serves as the treasurer of the Newark and Licking County Chamber of Commerce and co-chaired the highly successful fund raising campaign for the Midland Theatre. He also serves on the board of the Ohio Bankers League, and is a member of the Newark Rotary Club.

While in Knox County, he served as the campaign chair for the United Way, was the president of the YMCA board of trustees, a board member of the Area Development Foundation and served as a trustee of Kenyon College.

He lives in Granville with his wife Joan and children Ben, Will and Karen. They are members of Centenary United Methodist Church.

About C. Daniel DeLawder:
-------------------------

Dan DeLawder joined PNB in 1971 after graduation from Ohio University. He has lived in the area his entire life except for college and seven years when he served as president of the Fairfield National Division of PNB in Lancaster, Ohio.

Mr. DeLawder's community activities include the Simon Kenton Council of Boy Scouts of America, United Way, Chamber of Commerce, Operation Feed and Licking Memorial Health Systems. He currently serves as a trustee of the Ohio Foundation of Independent Colleges, is a member of the advisory board of Salvation Army and the Newark Rotary Club. He is president of the board of trustees of The Works and vice chairman of the board of trustees of Ohio University.

He is past chairman of the Ohio Bankers League, a past member of the Government Relations committee of the American Bankers Association and currently serves the ABA on the Political Action Committee. He is also a member of the board of MedBen and Truck One, Inc. He recently chaired the successful replacement levy campaign for Children's Services.

Mr. DeLawder was named president of PNB in 1993, president of PRK in 1994 and became chief executive officer of both in January 1999. He and his wife Diane have two grown children, are members of First United Methodist Church and reside in Newark, Ohio.

About William T. McConnell:
---------------------------

Bill McConnell joined the bank in 1960 after serving in the United States Air Force, earning an MBA in finance from Northwestern University and an undergraduate degree from Denison University. Mr. McConnell was recruited by Everett D. Reese and John W. Alford as PNB's first-ever management trainee.

Mr. McConnell assumed the role of chief executive officer from Mr. Alford in 1984. Shortly thereafter, he oversaw PNB's first out-of-county acquisition, and led the formation and subsequent development of PRK from its inception in 1986.

In addition to his work with both the bank and Park National Corporation, he has enjoyed participation in countless community activities. He served as a trustee of Denison University, and was recently named to Life Trustee status at his alma mater.

                            PARK NATIONAL CORPORATION
                     50 N. THIRD STREET, NEWARK, OHIO 43055
                            WWW.PARKNATIONALCORP.COM


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[PARK NATIONAL CORPORATION LOGO]          N E W S   R E L E A S E



He led the Ohio Bankers League and like Everett Reese before him, was named President of the American Bankers Association. Mr. Reese and Mr. McConnell are the only two bankers from Ohio to lead the national trade association in its history, a distinction of which associates of The Park National Bank are extremely proud.

Mr. McConnell and his wife Jane live in Granville and have two grown children.

About Park National Corporation:
--------------------------------

Park National Corporation is an Ohio-based bank holding company headquartered in Newark, Ohio. Its significant subsidiaries include The Park National Bank, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Aircraft Finance, and Guardian Finance.

Operating in twenty-six Ohio counties, Park and its subsidiaries have $5.1 billion in total consolidated assets, 119 financial service offices and a network of more than 100 automatic teller machines. For more information, visit www.parknationalcorp.com.

About The Park National Bank:
-----------------------------

Founded in 1908, The Park National Bank (PNB) is headquartered in Newark, Ohio and operates 20 banking offices in Licking, Franklin, Delaware, Hamilton and Montgomery Counties. PNB has consistently earned high marks and awards for its service and performance. Additionally, PNB is renowned for its dedication to the communities it serves.

In September 2003, The Park National Bank received the esteemed Business Integrity Award from the Central Ohio Better Business Bureau. For more information, www.parknationalbank.com. The Park National Bank was also named top community-based bank in greater Columbus by Business First, the area's premier business journal.

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                            PARK NATIONAL CORPORATION
                     50 N. THIRD STREET, NEWARK, OHIO 43055
                            WWW.PARKNATIONALCORP.COM